                                                                 EXHIBIT 5.1


                          BERMAN WOLFE & RENNERT, P.A.
                            Attorneys and Counselors
                         35th Floor, International Place
                           100 Southeast Second Street
                            Miami, Florida 33131-2130

Charles J. Rennert                                        Phone (305) 577-4177
                                                          Fax (305) 373-6036

                                 March 19, 1997


General Credit Corporation
211 East 70th Street
New York, NY 10021

         Re:      General Credit Corporation
                  SEC File No. 333-09831


Gentlemen:

     We have acted as counsel to General Credit Corporation, a New York corporation (the "Company"), in connection with the proposed issuance and sale of the following securities registered on a Form SB-2 Registration Statement, SEC File No. 333-09831 (the "Registration Statement"), filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"):

     1. 900,000 Units (the "Units"), each Unit consisting of three shares of Common Stock, par value $.001 per share (the "Common Stock") and six Purchase Warrants (each a "Purchase Warrant") to purchase six shares of Common Stock;

     2.   2,700,000 shares of Common Stock underlying the Units;

     3    5,400,000 Purchase Warrants underlying the Units;

     4. 5,400,000 shares of Common Stock to be issued upon exercise of the Purchase Warrants;

     5.   135,000 Units reserved for the over-allotment option;

     6. 405,000 shares of Common Stock, to be issued upon exercise of the over-allotment option;

     7. 810,000 Purchase Warrants, to be issued upon exercise of the over-allotment option;

GENERAL CREDIT CORPORATION
MARCH 19, 1997
PAGE 2

     8. 810,000 shares of Common Stock, to be issued upon exercise of the Purchase Warrants issuable upon exercise of the over-allotment option;

     9. 90,000 Representative Options ("RPOs"), to be issued and sold to Barron Chase Securities, Inc. (the "Representative"), each RPO entitling the holder thereof to purchase one Underwriter Unit (the "Underwriter Units");

     10. 90,000 Underwriter Units, each Underwriter Unit consisting of three shares of Common Stock and six Underwriter Purchase Warrants (the "Underwriter Purchase Warrants");

     11.  270,000 shares of Common Stock underlying the Underwriter Units;

     12. 540,000 Underwriter Purchase Warrants underlying the Underwriter Units; and

     13. 540,000 shares of Common Stock underlying the Underwriter Purchase Warrants.

     In rendering the opinion expressed herein, we have examined the following documents and instruments:

     1. The Registration Statement, the exhibits filed in connection therewith, and the form of Prospectus contained therein;

     2. The Company's Certificate of Incorporation, as amended, as certified by the Secretary of State of New York;

     3.   The Company's Amended and Restated Bylaws; and

     4. The resolutions adopted by the Board of Directors of the Company dated as of July 31, 1996 and February 15, 1997 authorizing the issuance and sale of the Company's securities pursuant to the terms contained in the Registration Statement.

     In addition, we have obtained from public officials and from officers of the Company certificates, agreements and assurances and have examined originals or copies, identified to our satisfaction, of such other certificates, agreements and other assurances as we considered necessary for the purposes of rendering the opinion hereinafter expressed.

     We have also consulted with officers and directors of the Company and have obtained such representations with respect to the matters of fact as we have deemed necessary or advisable for

GENERAL CREDIT CORPORATION
MARCH 19, 1997
PAGE 3


purposes of rendering the opinion hereinafter expressed. We have not independently verified the factual statements made to us in connection therewith, nor the veracity of such representations.

     With respect to matters regarding New York law, this opinion is given in reliance upon the opinion of Robert P. Gaudiosi, Esq.

     Based on the foregoing, it is our opinion that:

     After the Commission has declared the Registration Statement to be effective (such Registration Statement as is finally declared effective and the form of Prospectus contained therein being hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively) and when the applicable provisions of the "Blue Sky" or other state securities laws shall have been complied with, the Company's securities covered by the Registration Statement, upon receipt of payment therefor, will constitute legally issued securities of the Company, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this law firm in the Prospectus under the heading "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                               Very truly yours,
                               Berman Wolfe & Rennert, P.A.

                               By:  /s/ Charles J. Rennert
                               ---------------------------
                                    Charles J. Rennert

CJR:ss